Exhibit 99.1

Investors
Louis Alterman
404-748-7650
678-472-3252
altermanlo@corp.earthlink.net

Media
Michele Sadwick
404-748-7255
404-769-8421
sadwick@corp.earthlink.net

EARTHLINK COMPLETES ACQUISITION OF ONE COMMUNICATIONS

ATLANTA — April 1, 2011 — EarthLink, Inc. (NASDAQ: ELNK), a leading IP infrastructure and services company, today announced that it has completed the acquisition of One Communications Corp. (One Comm), one of the largest privately-held multi-regional integrated telecommunications solutions providers in the United States.  The acquisition consideration is approximately $370 million, which includes repayment of approximately $282 million of One Comm net debt and the issuance of approximately 3.0 million shares of EarthLink common stock.  Additionally, approximately $21 million of this consideration is being deposited into escrow to fund potential One Comm post-closing obligations under the merger agreement.

With the close of the transaction EarthLink will integrate One Comm into its “EarthLink Business” division. EarthLink Business now operates a facilities-based IP network spanning over 28,000 route miles across 27 states with over 1,300 collocations, 55 IP and circuit-based switches and 71 metro fiber rings.  The company is well positioned to provide private, secure MPLS-based IP connectivity to mid-size, enterprise and multi-location customers across the United States.

“The acquisition of One Communications is a significant development in further transforming EarthLink into one of the largest IP services companies in the U.S.  We now have a fiber-based IP network that covers a substantial portion of the key business markets across the eastern half of the United States, as well as substantial revenue and EBITDA scale in our strategic line of business,” said EarthLink Chairman and Chief Executive Officer Rolla P. Huff.  “We see tremendous value in the 1.6 million customer relationships we have across the new EarthLink and future growth potential in pursuing value-added managed services over our ubiquitous IP connectivity.”

EarthLink will be updating its financial guidance for 2011 to include the impact of the One Comm acquisition when it issues its first quarter 2011 financial results.

Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation, the ability to realize expected synergies, cost savings and growth opportunities from the One Communications acquisition; the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer or present greater cost to realize than expected; our ability to successfully integrate the operations of One Communications without detracting from our current operations; and other unforeseen difficulties that may occur. These risks and uncertainties also include (1) that we may not be able to execute our business strategy to transition to a leading IP infrastructure and managed services provider, which could adversely impact our results of operations and cash flows; (2) that we may be unsuccessful in making and integrating acquisitions into our business, which could result in operating difficulties, losses and other adverse consequences; (3) that the continuing effects of adverse economic conditions could harm our business; (4) that if we do not continue to innovate and provide products and services that are useful to individual subscribers and business customers, we may not remain competitive, and our revenues and operating results could suffer; (5) that our failure to implement cost reduction initiatives will adversely affect our results of operations; (6) that we will require a significant amount of cash, which may not be available to us, to service our debt and fund our other liquidity needs; (7) that we face significant competition in the Internet industry that could reduce our profitability; (8) that our consumer business is dependent on the availability of third-party network service providers; (9) that the continued decline of our consumer access subscribers, combined with the change in mix of our consumer access base from narrowband to broadband, will adversely affect our results of operations; (10) that our commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations; (11) that privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services; (12) that changes in technology in the Internet access industry could cause a decline in our business; (13) that we face significant competition in the communications industry that could reduce our profitability; (14) that decisions by the Federal Communications Commission relieving ILECs  of certain regulatory requirements, and possible further deregulation in the future, may restrict our ability to provide services and may increase the costs we incur to provide these services; (15) that our wholesale services, including our broadband transport services, will be adversely affected by pricing pressure, network overcapacity, service cancellations and other factors; (16) that our operating performance will suffer if we are not offered competitive rates for the access services we need to provide our long distance services; (17) that we may experience reductions in switched access and reciprocal compensation revenue; (18) that our inability to maintain our network infrastructure, portions of which we do not own, could adversely affect our operating results; (19) that if we are unable to interconnect with AT&T, Verizon and other incumbent carriers on acceptable terms, our ability to offer competitively priced local telephone services will be adversely affected; (20) that we may not be able to compete effectively if we are unable to install additional network equipment or convert our network to more advanced technology; (21) that failure to obtain and maintain necessary permits and rights-of-way could interfere with our network infrastructure and operations; (22) that we may be unable to retain sufficient qualified personnel, and the loss of any of our key executive officers could adversely affect us; (23) that interruption or failure of our network and information systems and other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results; (24) that our business depends on effective business support systems and processes; (25) that government regulations could adversely affect our business or force us to change our business practices; (26) that our business may suffer if third parties used for customer service and technical support and certain billing services are unable to provide these services or terminate their relationships with us; (27) that we may not be able to protect our intellectual property; (28) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (29) that if we, or other industry participants, are unable to successfully defend against legal actions, we could face substantial liabilities or suffer harm to our financial and operational prospects; (30) that we may be required to recognize additional impairment charges on our goodwill and intangible assets, which would adversely affect our results of operations and financial position; (31) that we may have to undertake further restructuring plans that would require additional charges, including incurring facility exit and restructuring charges; (32) that we may have exposure to greater than anticipated tax liabilities and the use of our net operating losses and certain other tax attributes could be limited in the future; (33) that we may reduce, or cease payment of, quarterly cash dividends; (34) that our stock price may be volatile; (35) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our industry; and (36) that provisions of our second restated certificate of incorporation, amended and restated bylaws and other elements of our capital structure could limit our share price and delay a change of management.  These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2010.

About EarthLink

EarthLink, Inc. (NASDAQ: ELNK) is a leading provider of Internet Protocol (IP) infrastructure and services to medium-sized and large businesses, enterprise organizations and over 1.5 million consumers across the United States.  The company has been providing Internet access and communications services for decades and has earned an award-winning reputation for both outstanding customer service and product innovation.  For consumers, EarthLink is a leading Internet Service Provider connecting people to the power and possibilities of the Internet.  EarthLink Business™ provides voice, data, mobile and equipment services over a Southeast fiber network and MPLS-based services nationwide.  For more information, visit EarthLink’s website www.earthlink.net.